AGREEMENT TO AMEND REPAYMENT TERMS

         Korea Investment Trust co., Ltd., the Creditor, and NewState Capital Co., Ltd. (f/k/a Dongsuh Finance co., Ltd.) , the Debtor, dated September ,1998 as follows:

Article 3 (Terms of Reundertaking of Credit)
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           The terms of reundertaking of credit shall be as follows :

1.   Repayment of principal :

        1/31/2000 : 10% of the principal (1.9 billion Won) 7/31/2000 : 20% of the principal  (3.8 billion Won)  1/31/2001 : 10% of the Principal  (1.9 billion Won) 4/30/2001 : 10% of the principal (1.9 billion Won) 7/31/2001 : 10% of the principal (1.9 billion Won) 1/31/2002 : 40% of the principal (7.6 billion Won)

2. Interest rate : Preferential interest rate (bank account) of the National Agricultural cooperative Federation +0.85% on the date of interest payment. However, Variable interest shall be applied from the first maturity date of CP after the execution of the agreement.

Dated : October 7, 1999

Creditor : Korea Investment Trust Co., Ltd.
           27-1 Yoido-Dong
           Youngdeungpo-Gu, Seoul
      By : Haeng Byun, President
          (Corporate seal affixed0

Debtor : NewState Capital Co., Ltd.
         826-24 Yoksam-Dong
         Kangnam-Gu, Seoul
    By : Noh Bok Huh, President
(Corporate seal affixed)